EXHIBIT 99.1
ADDITIONAL INFORMATION
Reporting Person: Versata Enterprises, Inc.
The name and present principal occupation or employment of each director and executive officer of, and each person controlling, Versata Enterprises, Inc. is set forth below. Except as otherwise described herein, the business address of each person named below is c/o Trilogy, Inc., 6011 West Courtyard Dr., Suite 300, Austin, Texas 78730. Each natural person named below is a citizen of the United States of America. During the last five years, no person named below has been convicted in a criminal proceeding, or was a party to a civil proceeding, required to be disclosed herein.

Executive
Name	Director	Officer	Present Principal Occupation or Employment
Joseph A. Liemandt	Yes	Yes	President, Chief Executive Officer, and Chairman of the Board of Trilogy, Inc.; and Assistant Secretary of Versata Enterprises, Inc.

Sean P. Fallon	Yes	Yes	Chief Financial Officer and Vice President of Finance of Trilogy, Inc.; and Chief Financial Officer and Vice President of Finance of Versata Enterprises, Inc.

Lance A. Jones	Yes	Yes	Vice President and General Counsel of Trilogy, Inc.; and Vice President, General Counsel, and Secretary of Versata Enterprises, Inc.

Randall Jacops	No	Yes	President and Chief Executive Officer of Versata Enterprises, Inc.

Christopher Smith	No	Yes	Vice President of Operations of Versata Enterprises, Inc.

Jim Abolt	No	Yes	Vice President of Human Resources of Trilogy Enterprises, Inc.

Reporting Person: Trilogy, Inc.
The name and present principal occupation or employment of each director and executive officer of, and each person controlling, Trilogy, Inc. is set forth below. Except as otherwise described herein, the business address of each person named below is c/o Trilogy, Inc., 6011 West Courtyard Dr., Suite 300, Austin, Texas 78730. Each natural person named below is a citizen of the United States of America. During the last five years, no person named below has been convicted in a criminal proceeding, or was a party to a civil proceeding, required to be disclosed herein.

Executive
Name	Director	Officer	Present Principal Occupation or Employment
Joseph A. Liemandt	Yes	Yes	President, Chief Executive Officer, and Chairman of the Board of Trilogy, Inc.; and Assistant Secretary of Versata Enterprises, Inc.

Diane Liemandt-Reimann	Yes	No	Investor

Jim Abolt	Yes	No	Vice President of Human Resources of Trilogy Enterprises, Inc.

Sean P. Fallon	No	Yes	Chief Financial Officer and Vice President of Finance of Trilogy, Inc.; and Chief Financial Officer and Vice President of Finance of Versata Enterprises, Inc.

Lance A. Jones	No	Yes	Vice President and General Counsel of Trilogy, Inc.; and Vice President, General Counsel, and Secretary of Versata Enterprises, Inc.